                                                                   Exhibit 3.4

                               State of Delaware

                          Office of Secretary of State                  PAGE 1
                          ----------------------------


        I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

        TRANSCRYPT-INTERNATIONAL, INC. A NEBRASKA CORPORATION, WITH AND INTO "TRANSCRYPT INTERNATIONAL, INC." UNDER THE NAME OF TRANSCRYPT INTERNATIONAL, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF SEPTEMBER, A.D. 1996 AT 9 O'CLOCK A.M.

        A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                                /s/ Edward J. Freel
[SEAL OF DELAWARE]                              ------------------------------
                                                Edward J. Freel,
                                                Secretary of State

2571388  B100M                                  AUTHENTICATION: 8158842

960284266                                                 DATE: 10-23-96

                               STATE OF DELAWARE
                               SECRETARY OF STATE
                            DIVISION OF CORPORATION
                           FILED 09:00 AM 09/30/1996
                               960284266-2571388


                             CERTIFICATE OF MERGER

                                       OF

             TRANSCRYPT INTERNATIONAL, INC., A NEBRASKA CORPORATION

                                 WITH AND INTO

             TRANSCRYPT INTERNATIONAL, INC., A DELAWARE CORPORATION

        This certificate is prepared pursuant to Section 252 of the General Corporation Law of the State of Delaware.

        It is hereby certified that:

        1. The constituent business corporations participating in the merger herein certified are: (i) Transcrypt International, Inc., which is incorporated under the laws of the State of Nebraska ("NebCorp"), and (ii) Transcrypt International, Inc., which is incorporated under the laws of the State of Delaware ("DelCorp").

        2. The Agreement and Plan of Merger, dated May 29, 1996, providing for the merger of NebCorp with and into DelCorp (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by DelCorp in accordance with provisions of Section 252 of the General Corporation Law of the State of Delaware. In addition, the Merger Agreement has been approved, adopted, certified, executed and acknowledged by NebCorp in accordance with provisions of the Business Corporation Act of the State of Nebraska.

        3. The name of the surviving corporation in the merger herein certified is Transcrpyt International, Inc., which will continue its existence as said surviving corporation upon the effective date of said merger pursuant to the provisions of the General Corporation Law of the State of Delaware.

        4. The certificate of incorporation of DelCorp shall be the certificate of incorporation of the surviving corporation.

        5. The executed Merger Agreement between the aforesaid constituent corporations is on file at the principal place of business of the aforesaid surviving corporation, the address of which is 4800 NW First, Lincoln, Nebraska 68521. A copy of the Merger Agreement will be furnished by DelCorp, on request and without cost, to any stockholder of DelCorp or NebCorp.

        6. The authorized capital stock of NebCorp, which is incorporated under the laws of the State of Nebraska, consists of 1,000 shares of common stock, par value $1.00 per share. Immediately prior to the effectiveness of the merger herein certified, 995 shares of such common stock were outstanding. Upon the effectiveness of the merger herein certified, no shares of such common stock will be outstanding.

        7. The Merger Agreement between the aforesaid constituent corporations provides that the merger herein certified shall become effective on September 30, 1996.

Dated:  September 30, 1996.

                                        TRANSCRYPT INTERNATIONAL, INC.,
                                        a Nebraska corporation


                                        By /s/ John T. Connor
                                           ----------------------------------
                                           John T. Connor, Chairman and Chief
                                           Executive Officer

Attest:

/s/ Rebecca L. Meyer-Schultz
-----------------------------------
Rebecca L. Meyer-Schultz, Secretary


                                        TRANSCRYPT INTERNATIONAL, INC.,
                                        a Delaware corporation


                                        By /s/ John T. Connor
                                           ----------------------------------
                                           John T. Connor, Chairman and Chief
                                           Executive Officer


Attest:

/s/ Rebecca L. Meyer-Schultz
-----------------------------------
Rebecca L. Meyer-Schultz, Secretary

STATE OF NEBRASKA       )
                        ) SS.
COUNTY OF LANCASTER     )


        The foregoing instrument was acknowledged before me this 30th day of September, 1996, by John T. Connor and Rebecca L. Meyer-Schultz of Transcrypt International, Inc., a Nebraska corporation, on behalf of such corporation.


--------------------------------            /s/ Tricia McKinnon
GENERAL NOTARY-State of Nebraska            -------------------------------
TRICIA McKINNON                             Notary Public
My Comm. Exp. Aug. 29, 1999
--------------------------------


STATE OF NEBRASKA       )
                        ) SS.
COUNTY OF LANCASTER     )


        The foregoing instrument was acknowledged before me this 30th day of September, 1996, by John T. Connor and Rebecca L. Meyer-Schultz of Transcrypt International, Inc., a Delaware corporation, on behalf of such corporation.


--------------------------------            /s/ Tricia McKinnon
GENERAL NOTARY-State of Nebraska            -------------------------------
TRICIA McKINNON                             Notary Public
My Comm. Exp. Aug. 29, 1999
--------------------------------

STATE OF                                                               NEBRASKA

                            [PICTURE OF STATE FLAG]

United States of America, )                                  Department of State
  State of Nebraska       ) ss.                              Lincoln, Nebraska



        I, Scott Moore, Secretary of State of the State of Nebraska do hereby certify;

        the attached is a true and correct copy of Articles of Merger of

        TRANSCRYPT INTERNATIONAL, INC.

        a Nebraska corporation, with registered office located in Lincoln, Nebraska, merging into

        TRANSCRYPT INTERNATIONAL, INC.

        a Delaware corporation, not qualified in Nebraska, as filed in this office on September 30, 1996.


        In Testimony Whereof,            I have hereunto set my hand and
                                         affixed the Great Seal of the State
                                         of Nebraska on September 30
        [GREAT SEAL OF THE               in the year of our Lord, one thousand
        STATE OF NEBRASKA]               nine hundred and ninety-six.


                                         /s/ Scott Moore
                                                  SECRETARY OF STATE

                                                STATE OF NEBRASKA
                                                SECRETARY'S OFFICE     SS.
                                                Received and filed for
                                                record and recorded on
                                                film roll 016-21 at page 422

                                                       [Illegible]
                                                --------------------------------
                                                              Secretary of State

                                                By Ch 70.00 pd 216 pm
                                                   -----------------------------
                               ARTICLES OF MERGER
                                       OF
             TRANSCRYPT INTERNATIONAL, INC., A NEBRASKA CORPORATION
                                      INTO
             TRANSCRYPT INTERNATIONAL, INC., A DELAWARE CORPORATION

        Pursuant to the provisions of Section 21-20,134 of the Nebraska Business Corporation Act, Transcrypt International, Inc., a Nebraska corporation ("NebCorp") and Transcrypt International, Inc., a Delaware corporation ("DelCorp") hereby adopt the following Articles of Merger:

                                   ARTICLE I

        The Agreement and Plan of Merger, dated May 29, 1996 (the "Merger Agreement") attached hereto as Exhibit 1 has been approved in the manner prescribed by the Nebraska Business Corporation Act.

                                   ARTICLE II

        As to each corporation the stockholders of which were required to vote thereon, the number of shares outstanding and the number of shares voted for and against the Merger Agreement are:

                                                Number of       Number of       Number of
                                                  Shares          Shares          Shares
     Name of Corporation                       Outstanding      Voted For     Voted Against
     -------------------                       -----------      ---------     -------------
Transcrypt International, Inc. a
Nebraska Corporation
    Voting Common                               942               942             0
    Nonvoting Common                             53                53             0

Transcrypt International, Inc., a
Delaware Corporation                              1                 1             0

                                  ARTICLE III

        DelCorp, as the surviving corporation, agrees that it may be served with process within or without the State of Nebraska in any proceeding in the courts of the State of Nebraska for the enforcement of any obligation of NebCorp and in any proceeding for the enforcement of the rights of a dissenting stockholder of NebCorp against DelCorp and DelCorp hereby irrevocably appoints the Secretary of State of the State of Nebraska as its agent to accept service of process in an action for the enforcement of payment of any such obligation or amount. DelCorp specifies 4800 NE First, Lincoln, Nebraska 68521 as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Nebraska, unless it shall hereafter designate in writing to such Secretary of State a different address for such purpose, in which case a copy of such process shall be mailed to the last address so designated.

                                   ARTICLE IV

        The Merger Agreement shall become effective on September 30, 1996.

        DelCorp will promptly pay to dissenting stockholders of NebCorp the amount, if any, to which they will be entitled under the Nebraska Business Corporation Act with respect to the rights of dissenting shareholders.

        DATED this 30th day of September, 1996.

                                        TRANSCRYPT INTERNATIONAL, INC.,
                                        a Nebraska corporation

                                        By /s/ John T. Connor
                                           -----------------------------------
                                           John T. Connor, Chairman and Chief
                                           Executive Officer

Attest:

By /s/ Rebecca L. Meyer-Schultz
   ---------------------------------
   Rebecca L. Meyer-Schultz,
   Secretary


                                        TRANSCRYPT INTERNATIONAL, INC.,
                                        a Delaware corporation

                                        By /s/ John T. Connor
                                           -----------------------------------
                                           John T. Connor, Chairman and Chief
                                           Executive Officer


Attest:

By /s/ Rebecca L. Meyer-Schultz
   ---------------------------------
   Rebecca L. Meyer-Schultz,
   Secretary

STATE OF NEBRASKA       )
                        ) SS.
COUNTY OF LANCASTER     )


        The foregoing instrument was acknowledged before me this 30th day of September, 1996, by John T. Connor and Rebecca L. Meyer-Schultz of Transcrypt International, Inc., a Nebraska corporation, on behalf of such corporation.


--------------------------------            /s/ Tricia McKinnon
GENERAL NOTARY-State of Nebraska            -------------------------------
TRICIA McKINNON                             Notary Public
My Comm. Exp. Aug. 29, 1999
--------------------------------


STATE OF NEBRASKA       )
                        ) SS.
COUNTY OF LANCASTER     )


        The foregoing instrument was acknowledged before me this 30th day of September, 1996, by John T. Connor and Rebecca L. Meyer-Schultz of Transcrypt International, Inc., a Delaware corporation, on behalf of such corporation.


--------------------------------            /s/ Tricia McKinnon
GENERAL NOTARY-State of Nebraska            -------------------------------
TRICIA McKINNON                             Notary Public
My Comm. Exp. Aug. 29, 1999
--------------------------------

                                   EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

        This Agreement and Plan of Merger (this "Agreement") is entered into as of the 29th day of May, 1996 by and between Transcrypt International, Inc., a Nebraska corporation whose principal office is located at 4800 NW First, Lincoln, Nebraska 68521 ("NebCorp"), and Transcrypt International, Inc. a Delaware corporation whose principal office is located at 4800 NW First, Lincoln, Nebraska 68521 ("DelCorp").

        WHEREAS, NebCorp is a corporation duly organized and existing under the laws of Nebraska, having been incorporated on October 3, 1991 and having filed Restated and Amended Articles of Incorporation on December 2, 1991 and Articles of Amendment on December 5, 1991, with authorized capital stock of 1,000 shares of common stock, par value $1.00 per share, of which 995 shares are issued and outstanding; and

        WHEREAS, DelCorp is a corporation duly organized and existing under the laws of Delaware, having been incorporated on December 13, 1995 with authorized capital stock of 10,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of which 9,700,000 shares are voting Common Stock, of which one share is issued and outstanding, and of which 300,000 shares are nonvoting Common Stock, of which no shares are issued and outstanding; and

        WHEREAS, pursuant to Section 21-20, 134 of the Nebraska Business Corporation Act and Section 253 of the Delaware General Corporation Law, NebCorp and DelCorp agree to merge upon the terms and conditions set forth herein, with DelCorp as the surviving corporation; and

        WHEREAS, it is the intent of the parties to this Agreement that the transaction contemplated hereby will constitute a reorganization under the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), which will be treated as a complete liquidation within the meaning of Section 332(a) of the Code, whereby (i) NebCorp will merge with and into DelCorp pursuant to a statutory merger under the applicable laws of Nebraska and Delaware, (ii) DelCorp will be the surviving corporation pursuant to the merger and (iii) NebCorp and DelCorp will be parties to a reorganization within the meaning of Section 368(b) of the Code and this Agreement shall constitute the plan of reorganization;

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, representations, warranties and undertakings of the parties set forth below, the parties agree as follows:

        Section 1. The Merger. At the effective time, the separate existence of NebCorp shall cease and NebCorp shall be merged with and into DelCorp, which shall continue its corporate existence and be the corporation surviving the merger (the "Merger"). Consummation of the

Merger shall be effected by the filing of a Certificate of Ownership and Merger (the "Merger Certificate") in the State of Delaware and the Articles of Merger in the State of Nebraska, in substantially the forms attached hereto as Exhibits A and B, respectively. The Merger shall become effective in accordance with the laws of the States of Delaware and Nebraska on September 30, 1996.

        Section 2. Governing Laws. The laws that shall govern DelCorp as the surviving corporation are the laws of the State of Delaware.

        Section 3. Certificate of Incorporation and Bylaws. (a) The certificate of incorporation of DelCorp at the effective time of the Merger shall become and continue to be the certificate of incorporation of DelCorp as the surviving corporation until altered or amended as provided therein and by law.

        (b) The bylaws of DelCorp at the effective time of the Merger shall become and continue to be the bylaws of DelCorp as the surviving corporation until altered or amended in accordance with the provisions thereof.

        Section 4. Directors and Officers. The directors and officers of DelCorp at the effective time of the Merger shall become and continue to be the directors and officers of DelCorp as the surviving corporation until their respective successors are chosen in the manner set forth in the bylaws of DelCorp.

        Section 5. Annual Meeting of Stockholders. The first annual meeting of the stockholders of DelCorp as the surviving corporation after the effective time of the Merger shall be the next annual meeting provided by the bylaws of DelCorp as the surviving corporation.

        Section 6. Terms of Conversion of Shares. Upon the effective time of the Merger, by virtue of the Merger and without any action on the part of the parties, each share of NebCorp's common stock outstanding immediately prior to the effective time of the Merger shall be cancelled and extinguished and NebCorp shall be merged with and into DelCorp. Shareholders of NebCorp shall each receive 52.27135678 shares of DelCorp's Common Stock for each share of cancelled NebCorp stock, rounded up or down to the nearest whole share. Any shares of DelCorp's Common Stock which are held by NebCorp at the effective time of the Merger shall be cancelled and extinguished.

        Section 7. Rights and Liabilities. At the effective time of the Merger, DelCorp shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, powers and franchises both of a public and a private nature and be subject to all the restrictions, disabilities and duties of NebCorp; and all rights, privileges, powers and franchises of NebCorp and all property, real, personal and mixed, and all debts due to NebCorp on whatever account, for stock subscriptions as well as for all other things in action or belonging to NebCorp, shall be vested in DelCorp; and all property, rights, privileges, powers, franchises and interests shall be thereafter as effectually the property of DelCorp as they were of NebCorp, and the title to any real estate vested by deed or otherwise in NebCorp shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of NebCorp shall be preserved unimpaired, and all debts, liabilities and duties of NebCorp shall thenceforth attach to DelCorp and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by DelCorp.

        Section 8. Service of Process. DelCorp, as the surviving corporation, agrees that it may be served with process within or without the State of Nebraska in any proceeding in the courts of the State of Nebraska for the enforcement of any obligation of NebCorp and in any proceeding for the enforcement of the rights of a dissenting stockholder of NebCorp against DelCorp and DelCorp hereby irrevocably appoints the Secretary of State of the State of Nebraska as its agent to accept service of process in an action for the enforcement of payment of any such obligation or amount. DelCorp specifies 4800 NW First, Lincoln, Nebraska 68521 as the address to which a copy of such process shall be mailed by the Secretary of State of the State of Nebraska, unless it shall hereafter designate in writing to such Secretary of State a different address for such purpose, in which case a copy of such process shall be mailed to the last address so designated.

        Section 9. Conditions to Merger. The obligation of DelCorp and of NebCorp to consummate the transactions contemplated hereby shall be subject to:

                (a) the approval hereof by the holder of the outstanding share of voting Common Stock of DelCorp; and

                (b) the approval hereof by the holders of at least two-thirds majorities of the outstanding voting common stock of NebCorp and the outstanding nonvoting common stock of NebCorp.

        Section 10. Dissenting Stockholders. DelCorp agrees to pay dissenting stockholders of NebCorp the amount, if any, to which they will be entitled under the Nebraska Business Corporation Act with respect to the rights of dissenting stockholders.

        Section 11. Signatures. This Agreement shall be signed by a duly authorized officer of the parties and attested by the secretary or an assistant secretary under the corporate seal of the parties.

        Section 12. Termination. This Agreement may be terminated by the mutual consent of the boards of directors of the parties at any time prior to the effective time of the Merger as specified in Section 1.

        Section 13. Further Assurances. NebCorp agrees that from time to time, as and when requested by DelCorp or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other action, as DelCorp may deem necessary or desirable in order to more fully vest in and confirm to DelCorp title to and possession of all said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Agreement.

        IN WITNESS WHEREOF, this Agreement has been duly authorized, executed and delivered by the parties on the date first set forth above.

                                TRANSCRYPT INTERNATIONAL, INC.,
                                a Nebraska corporation



                                By ____________________________________
                                   John T. Connor, Chairman and Chief
                                   Executive Officer
Attest:

_____________________________
Rebecca L. Meyer-Schultz,
Secretary

                                TRANSCRYPT INTERNATIONAL, INC.,
                                a Delaware corporation



                                By ____________________________________
                                   John T. Connor, Chairman and Chief
                                   Executive Officer

Attest:

_____________________________
Rebecca L. Meyer-Schultz,
Secretary